CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 15, 2012,  relating to the financial statements and financial highlights, which appears in the June 30, 2012 Annual Report to Shareholders of Franklin California Tax-Free Trust, which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

October 25, 2012